EXHIBIT 11

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                (Amounts in thousands, except per-share amounts)

                                                                                                 Three Months Ended
                                                                                                           March 31
                                                                                      -----------------------------
                                                                                            2000               1999
---------------------------------------------------------------------------------     -----------      ------------
BASIC EARNINGS PER SHARE

Income (loss)                                                                         $   271,001      $    (56,400)
Effect of repurchase of Trust Preferred Securities                                            611                --
Preferred stock dividends                                                                      --            (3,639)
                                                                                      -----------      ------------
Earnings (loss) before effect of changes in accounting principles                         271,612           (60,039)
Cumulative effect of changes in accounting principles, net                                     --           (13,368)
                                                                                      -----------      ------------

Earnings (loss) applicable to common stock                                            $   271,612      $    (73,407)
                                                                                      ===========      ============

Weighted average common shares outstanding                                                368,125           347,839
                                                                                      ===========      ============
Basic earnings per share
    Income (loss) before effect of changes in accounting principles                   $       .74      $       (.17)
    Cumulative effect of changes in accounting principles, net                                 --              (.04)
                                                                                      -----------      ------------

      Basic earnings (loss) per common share                                          $       .74      $       (.21)
                                                                                      ===========      ============

DILUTED EARNINGS PER SHARE

Earnings (loss) from continuing operations applicable to common stock                 $   271,612      $    (60,039)
Cumulative effect of changes in accounting principles, net                                     --           (13,368)
                                                                                      -----------      ------------

Earnings (loss) applicable to common stock                                            $   271,612      $    (73,407)
                                                                                      ===========      ============

Weighted average common shares outstanding                                                368,125           347,839
Dilutive effect of exercise of options outstanding                                            111                --
                                                                                      -----------      ------------

                                                                                          368,236           347,839
                                                                                      ===========      ============
Diluted earnings per share
    Income (loss) before effect of changes in accounting principles                   $       .74      $       (.17)
    Cumulative effect of changes in accounting principles, net                                 --              (.04)
                                                                                      -----------      ------------

      Diluted earnings (loss) per common share                                        $       .74      $       (.21)
=================================================================================     ===========      ============

The following items were not included in the computation of diluted earnings per share because their effect was antidilutive (in thousands, except per-share amounts):

Three Months Ended March 31,                                             2000                   1999
------------------------------------------------------     ------------------     ------------------
STOCK OPTIONS

    Number of shares                                                    4,969                  4,404
    Price range per share                                  $19.875 -- $29.438     $17.750 -- $29.625
    Expiration range                                        8/18/00 -- 7/8/08      8/20/99 -- 1/2/08
CONVERTIBLE PREFERRED STOCK $3.00
    Number of shares                                                       --                 11,946
    Dividends paid                                                         --                 $3,639
------------------------------------------------------     ------------------        ---------------